UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

Pioneer Drilling Company

(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000

San Antonio, Texas 78209

(Address of principal executive offices, including zip code)

(210) 828-7689

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2008, Pioneer Drilling Company (“Pioneer”) entered into a Securities Purchase Agreement (the “Agreement”), by and among Pioneer, WEDGE Group Incorporated (“WEDGE Parent”), WEDGE Energy Holdings, L.L.C. (“WEDGE Energy”), WEDGE Oil & Gas Services, L.L.C. (“WEDGE Oil & Gas”), Timothy Daley (“Daley”), John Patterson (“Patterson”) and Patrick Grissom (“Grissom”). WEDGE Energy, WEDGE Oil & Gas, Daley, Patterson and Grissom are sometimes referred to herein individually as a “Seller” and collectively as the “Sellers.” Pioneer, WEDGE Parent and the Sellers are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” WEDGE Oil & Gas, Daley, Patterson and Grissom are the owners of all of the issued and outstanding shares of capital stock of WEDGE Wireline Services, Inc. (“WEDGE Wireline”). WEDGE Energy is the owner of all of the existing and outstanding limited liability company interests of WEDGE Fishing and Rental Services, L.L.C. (“WEDGE Fishing”) and WEDGE Well Services, L.L.C. (“WEDGE Well”). WEDGE Wireline, WEDGE Fishing and WEDGE Well are engaged in the business of providing wireline services, fishing and rental tool services, and workover rig services.

Pursuant to the terms of the Agreement, on the date of the closing (the “Closing”) of the transactions contemplated by the Agreement, (i) Pioneer will purchase from WEDGE Oil & Gas, Daley, Patterson and Grissom all of the issued and outstanding shares of capital stock of WEDGE Wireline, and (ii) Pioneer will purchase from WEDGE Energy 100% of the limited liability company interests of WEDGE Fishing and WEDGE Well.

The cash purchase price payable under the Agreement is $303,000,000, subject to certain closing adjustments. Pioneer intends to finance the acquisition through a combination of existing cash and a new, five year, senior secured revolving credit facility of up to $350 million led by Wells Fargo Bank, N.A. and Fortis Merchant Banking; such credit facility to be syndicated before Closing. The terms of the proposed credit facility provide for an expansion of up to $50 million in additional indebtedness, subject to certain conditions.

The Agreement includes certain representations, warranties and covenants, and, subject to certain conditions and limitations, Pioneer and the Sellers each agreed to indemnify the other for breaches of representations, warranties, covenants and other obligations under the Agreement, in addition to certain other matters.

Closing is subject to several conditions, including Pioneer’s receipt of financing, certain regulatory approvals and other customary closing conditions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Parties. The representations, warranties and covenants contained in the Agreement were made only for the purpose of such Agreement, were made as of specific dates and were solely for the benefit of the

Parties. The assertions embodied in those representations, warranties and covenants are qualified by information in confidential disclosure schedules that the Parties have exchanged in connection with signing the Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Agreement. Accordingly, investors should not rely on the representations, warranties and covenants, or any descriptions thereof, as characterizations of the actual state of facts at the time they were made or otherwise.

Item 8.01	Other Events.

On February 1, 2008, Pioneer issued a press release, which is attached hereto as Exhibit 99.1, announcing the execution of the Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Securities Purchase Agreement, dated January 31, 2008, by and among Pioneer Drilling Company, WEDGE Group Incorporated, WEDGE Energy Holdings, L.L.C., WEDGE Oil & Gas Services, L.L.C., Timothy Daley, John Patterson and Patrick Grissom.

99.1	Press release issued by Pioneer Drilling Company on February 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY

By:	/s/ Joyce M. Schuldt
Joyce M. Schuldt
Executive Vice President, Chief Financial Officer and Secretary

Dated: January 31, 2008

EXHIBIT INDEX

Exhibit Number	Description
2.1	Securities Purchase Agreement, dated January 31, 2008, by and among Pioneer Drilling Company, WEDGE Group Incorporated, WEDGE Energy Holdings, L.L.C., WEDGE Oil & Gas Services, L.L.C., Timothy Daley, John Patterson and Patrick Grissom.

99.1	Press release issued by Pioneer Drilling Company on February 1, 2008.